UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2010

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other	(Commission File Number)	(IRS Employer
Jurisdiction of incorporation)		Identification No.)

55 Hammarlund Way Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Copies to:
Harvey Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 23, 2010, Towerstream Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lazard Capital Markets LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the underwritten registered offering of 5,714,286 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) at an offering price of $2.80 per share. The net proceeds to the Company from the sale of the Shares are expected to be approximately $14.8 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, assuming no exercise by the Underwriters of their 30-day over-allotment option, which the Company has granted the Underwriter under the terms of the Underwriting Agreement to purchase up to an additional 857,143 shares of Common Stock to cover over-allotments, if any. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated by reference, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The offering is expected to close on or about November 29, 2010, subject to customary closing conditions.

We intend to use the net proceeds from this offering for general corporate purposes, including providing services, marketing and growth.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-161135) previously filed with the Securities and Exchange Commission and a preliminary and final prospectus supplement thereunder. A copy of the opinion of Sichenzia Ross Friedman Ference LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

ITEM 8.01. OTHER EVENTS

On November 23, 2010, the Company issued a press release announcing that it had priced an underwritten registered offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 15, 2010, we entered into an asset purchase agreement for the acquisition of the customer contracts, network infrastructure and related assets of Pipeline Wireless, LLC, a company that provides broadband services and delivers internet access to customers in the greater Boston area.  The aggregate consideration for the acquisition includes (i) approximately $1.1 million in cash, (ii) approximately $1.7 million in assumed liabilities and deferred cash payments over the next three years and (iii) approximately 400,000 unregistered shares of our common stock.  The closing of this transaction is subject to customary closing conditions.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 23, 2010, between the Company and Lazard Capital Markets LLC, as representative of the several underwriters.

5.1	Opinion of Sichenzia Ross Friedman Ference LLP.

23.1	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1).

99.1	Press Release of Towerstream Corporation, dated November 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: November 23, 2010	By:	/s/ Joseph P. Hernon
Name: Joseph P. Hernon
Title: Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 23, 2010, between the Company and Lazard Capital Markets LLC, as representative of the several underwriters.

5.1	Opinion of Sichenzia Ross Friedman Ference LLP.

23.1	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1).

99.1	Press Release of Towerstream Corporation, dated November 23, 2010.